Exhibit 99.2

Fourth Quarter 2007
Statistical Supplement

www.unum.com

Unum Group

Statistical Supplement Fourth Quarter 2007

TABLE OF CONTENTS

(dollars in millions, except share data)

Interim Results are Unaudited

Throughout this supplement, segment operating results exclude income taxes and realized investment gains and losses.

See “Notes to Statistical Supplement” on page 16 for a discussion of non-GAAP financial measures.

N.M. = not a meaningful percentage

Unum Group Financial Highlights

	Three Months Ended		Year Ended
	12/31/2007	12/31/2006	12/31/2007	12/31/2006	12/31/2005
Financial Results

Premium Income	$1,983.9	$2,022.0	$7,901.1	$7,948.2	$7,815.6

Segment Operating Revenue	$2,669.3	$2,695.4	$10,585.1	$10,533.1	$10,266.0
Net Realized Investment Gain (Loss)	(25.8)	0.7	(65.2)	2.2	(6.7)

Revenue	$2,643.5	$2,696.1	$10,519.9	$10,535.3	$10,259.3

Income from Continuing Operations	$160.5	$274.2	$672.4	$403.6	$504.0
Income from Discontinued Operations, net of tax	—	1.9	6.9	7.4	9.6

Net Income	$160.5	$276.1	$679.3	$411.0	$513.6

Assets			$52,432.7	$52,823.3	$51,866.8

Stockholders’ Equity			$8,039.9	$7,718.8	$7,363.9

2007

•	Full year 2007 results include a claim reassessment charge of $53.0 million before tax, or $34.5 million after tax.

•

Fourth quarter 2007 results include costs related to early retirement of debt of $55.6 million before tax, or $36.1 million after tax, and full year 2007 results include $58.8 million before tax, or $38.3 million after tax.

2006

•	Full year 2006 results include claim reassessment charges of $411.4 million before tax, or $267.4 million after tax.

•	Full year 2006 results include broker compensation settlement expenses of $18.5 million before tax, or $12.7 million after tax.

•

Fourth quarter 2006 results include costs related to early retirement of debt of $2.7 million before tax, or $1.9 million after tax, and full year 2006 results include $25.8 million before tax, or $16.9 million after tax.

•

Fourth quarter and full year 2006 results include income of $2.6 million before tax, or $3.9 million after tax, attributable to the receipt of interest and tax refunds on prior year tax items in excess of what was previously provided.

•

Fourth quarter and full year 2006 results include an income tax benefit of approximately $91.9 million as the result of group relief benefits recognized from the use of net operating losses in a foreign jurisdiction in which our businesses operate.

2005

•	Full year 2005 results include a claim reassessment charge of $75.0 million before tax, or $51.6 million after tax.

•	Full year 2005 results include a gain on the sale of the U.K. Netherlands branch of $5.7 million before tax, or $4.0 million after tax.

•	Full year 2005 results include an income tax benefit of $42.8 million related to the reduction of income tax liabilities.

See “Notes to Statistical Supplement” on page 16 for additional information.

Unum Group Financial Highlights

	Three Months Ended		Year Ended
	12/31/2007	12/31/2006	12/31/2007	12/31/2006	12/31/2005
Per Common Share Information

Assuming Dilution:
Income from Continuing Operations	$0.44	$0.79	$1.89	$1.21	$1.61
Income from Discontinued Operations, net of tax	—	0.01	0.02	0.02	0.03

Net Income	$0.44	$0.80	$1.91	$1.23	$1.64

Basic:
Income from Continuing Operations	$0.45	$0.80	$1.90	$1.25	$1.71
Income from Discontinued Operations, net of tax	—	0.01	0.02	0.02	0.03

Net Income	$0.45	$0.81	$1.92	$1.27	$1.74

Dividends Paid	$0.075	$0.075	$0.300	$0.300	$0.300

Book Value			$22.28	$22.53	$24.66

Price (UNM closing price on last trading day of period)			$23.79	$20.78	$22.75

1.1

Unum Group Consolidated Statements of Income

	Three Months Ended		Year Ended
	12/31/2007	12/31/2006	12/31/2007	12/31/2006	12/31/2005
Revenue
Premium Income	$1,983.9	$2,022.0	$7,901.1	$7,948.2	$7,815.6
Net Investment Income	619.4	601.4	2,409.9	2,320.6	2,188.3
Net Realized Investment Gain (Loss)	(25.8)	0.7	(65.2)	2.2	(6.7)
Other Income	66.0	72.0	274.1	264.3	262.1

Total Revenue	2,643.5	2,696.1	10,519.9	10,535.3	10,259.3

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	1,715.7	1,812.9	6,988.2	7,577.2	7,083.2
Commissions	210.6	205.5	841.1	819.0	804.7
Interest and Debt Expense - Non-recourse Debt	10.0	1.3	15.7	1.3	—
Interest and Debt Expense - All Other Debt	38.8	44.5	167.4	190.5	208.0
Cost Related to Early Retirement of Debt	55.6	2.7	58.8	25.8	—
Deferral of Acquisition Costs	(142.7)	(135.4)	(556.3)	(528.2)	(519.4)
Amortization of Deferred Acquisition Costs	120.3	124.9	480.4	478.6	463.7
Other Expenses	409.8	374.1	1,527.4	1,505.7	1,525.2

Total Benefits and Expenses	2,418.1	2,430.5	9,522.7	10,069.9	9,565.4

Income from Continuing Operations Before Income Taxes	225.4	265.6	997.2	465.4	693.9

Income Taxes (Benefit)	64.9	(8.6)	324.8	61.8	189.9

Income from Continuing Operations	160.5	274.2	672.4	403.6	504.0

Income from Discontinued Operations, net of tax	—	1.9	6.9	7.4	9.6

Net Income	$160.5	$276.1	$679.3	$411.0	$513.6

Average Number of Shares Outstanding
Basic	359,809,213	340,812,551	352,969,131	324,654,923	295,776,405
Dilutive Securities:
Purchase Contracts	—	3,006,443	1,672,949	8,153,001	14,297,834
Options and Other Dilutive Securities	898,404	1,708,851	1,134,373	1,553,820	2,438,404

Assuming Dilution	360,707,617	345,527,845	355,776,453	334,361,744	312,512,643

Actual Number of Shares Outstanding			360,893,475	342,627,521	298,557,764

Unum Group Sales Data

	Three Months Ended			Year Ended
	12/31/2007	12/31/2006	% Change	12/31/2007	12/31/2006	12/31/2005
Unum US Segment
Fully Insured Products
Group Long-term Disability	$75.3	$89.1	(15.5)%	$177.7	$208.5	$180.4
Group Short-term Disability	24.8	33.5	(26.0)	64.7	74.1	74.8
Group Life	61.3	55.4	10.6	134.0	149.8	157.8
Accidental Death & Dismemberment	6.2	6.0	3.3	13.8	13.7	14.7
Individual Disability - Recently Issued	15.5	16.4	(5.5)	59.7	55.4	53.8
Group Long-term Care	11.4	11.3	0.9	32.8	25.1	21.1
Individual Long-term Care	3.3	2.6	26.9	9.9	11.0	13.0
Voluntary Benefits	29.1	25.5	14.1	138.4	134.2	130.2

Total Fully Insured Products	226.9	239.8	(5.4)	631.0	671.8	645.8

Administrative Services Only (ASO) Products
Group Long-term Disability	—	3.2	(100.0)	1.6	3.7	1.8
Group Short-term Disability	2.6	6.4	(59.4)	5.6	10.0	5.8

Total ASO Products	2.6	9.6	(72.9)	7.2	13.7	7.6

Unum US Segment	229.5	249.4	(8.0)	638.2	685.5	653.4

Unum UK Segment
Group Long-term Disability	29.3	39.8	(26.4)	84.4	79.1	91.2
Group Life	3.0	2.8	7.1	13.2	16.5	33.0
Individual Disability	2.3	1.4	64.3	7.8	5.5	8.1

Unum UK Segment	34.6	44.0	(21.4)	105.4	101.1	132.3

Colonial Segment
Accident, Sickness, and Disability	71.9	60.0	19.8	211.3	194.4	176.8
Life	22.0	22.1	(0.5)	66.7	66.6	60.6
Cancer and Critical Illness	20.3	19.8	2.5	56.9	54.1	49.0

Colonial Segment	114.2	101.9	12.1	334.9	315.1	286.4

Individual Disability - Closed Block Segment	0.7	0.9	(22.2)	3.0	4.4	6.5

Total Sales	$379.0	$396.2	(4.3)	$1,081.5	$1,106.1	$1,078.6

Unum Group Consolidated Balance Sheets

	December 31,
	2007	2006
Assets
Investments
Fixed Maturity Securities	$35,654.7	$35,001.5
Mortgage Loans	1,068.9	944.0
Real Estate	18.2	17.9
Policy Loans	2,617.7	3,429.5
Other Long-term Investments	104.7	122.0
Short-term Investments	1,486.8	648.4

Total Investments	40,951.0	40,163.3

Cash and Bank Deposits	199.1	121.3
Accounts and Premiums Receivable	1,914.7	2,057.1
Reinsurance Recoverable	5,160.0	5,512.2
Accrued Investment Income	592.3	646.8
Deferred Acquisition Costs	2,381.9	2,983.1
Goodwill	204.3	204.1
Other Assets	1,009.2	994.6
Other Assets - Discontinued Operations	—	112.3
Separate Account Assets	20.2	28.5

Total Assets	$52,432.7	$52,823.3

Liabilities
Policy and Contract Benefits	$1,979.7	$2,220.4
Reserves for Future Policy and Contract Benefits	35,828.0	35,689.4
Unearned Premiums	523.1	520.1
Other Policyholders’ Funds	1,821.2	2,019.1
Income Tax	400.3	611.7
Short-term Debt	175.0	—
Long-term Debt - Non-recourse	912.5	130.0
Long-term Debt - All Other	1,602.7	2,529.6
Other Liabilities	1,130.1	1,326.7
Other Liabilities - Discontinued Operations	—	29.0
Separate Account Liabilities	20.2	28.5

Total Liabilities	44,392.8	45,104.5

Stockholders’ Equity
Common Stock	36.3	34.4
Additional Paid-in Capital	2,516.9	2,200.0
Accumulated Other Comprehensive Income	463.5	612.8
Retained Earnings	5,077.4	4,925.8
Treasury Stock	(54.2)	(54.2)

Total Stockholders’ Equity	8,039.9	7,718.8

Total Liabilities and Stockholders’ Equity	$52,432.7	$52,823.3

Unum Group Deferred Acquisition Costs by Segment

	Unum US	Unum UK	Colonial	Other	Consolidated
Balances at December 31, 2004	$2,196.2	$154.9	$530.9	$0.5	$2,882.5
Capitalized	311.9	34.1	173.4	—	519.4
Amortized	(306.9)	(21.6)	(134.7)	(0.5)	(463.7)
Foreign Currency	—	(24.9)	—	—	(24.9)

Balances at December 31, 2005	2,201.2	142.5	569.6	—	2,913.3

Capitalized	306.2	34.4	187.6	—	528.2
Amortized	(302.2)	(32.0)	(144.4)	—	(478.6)
Foreign Currency	—	20.2	—	—	20.2

Balances at December 31, 2006	2,205.2	165.1	612.8	—	2,983.1

Cumulative Effect of SOP 05-1	(589.8)	(88.3)	—	—	(678.1)
Capitalized	304.2	41.2	210.9	—	556.3
Amortized	(277.1)	(49.4)	(153.9)	—	(480.4)
Foreign Currency	—	1.0	—	—	1.0

Balances at December 31, 2007	$1,642.5	$69.6	$669.8	$—	$2,381.9

4.1

Unum Group Balance Sheets by Segment - December 31, 2007

	Unum US
	Group Disability	Group Life and Accidental Death & Dismemberment	Supplemental and Voluntary	Total Unum US	Unum UK	Colonial	Individual Disability - Closed Block	Corporate and Other	Consolidated
Assets
Investments	$10,011.0	$2,144.9	$5,819.8	$17,975.7	$3,423.6	$1,658.0	$12,078.5	$5,815.2	$40,951.0
Deferred Acquisition Costs	145.6	100.4	1,396.5	1,642.5	69.6	669.8	—	—	2,381.9
Goodwill	2.5	—	187.5	190.0	14.3	—	—	—	204.3
All Other	724.5	102.1	378.0	1,204.6	509.0	190.7	3,097.1	3,894.1	8,895.5

Total Assets	$10,883.6	$2,347.4	$7,781.8	$21,012.8	$4,016.5	$2,518.5	$15,175.6	$9,709.3	$52,432.7

Liabilities
Reserves and Policyholder Benefits	$8,836.9	$1,514.0	$5,171.1	$15,522.0	$2,867.1	$1,464.5	$12,679.9	$7,618.5	$40,152.0
Debt	—	—	—	—	—	—	—	2,690.2	2,690.2
All Other	182.5	10.7	380.0	573.2	167.2	162.3	7.4	640.5	1,550.6

Total Liabilities	9,019.4	1,524.7	5,551.1	16,095.2	3,034.3	1,626.8	12,687.3	10,949.2	44,392.8

Other Allocated Stockholders’ Equity	1,932.5	799.0	1,945.9	4,677.4	899.5	868.1	2,322.8	(1,266.5)	7,501.3
Unrealized Gain/Loss on Securities	(68.3)	23.7	284.8	240.2	82.7	23.6	165.5	26.6	538.6

Total Allocated Stockholders’ Equity	1,864.2	822.7	2,230.7	4,917.6	982.2	891.7	2,488.3	(1,239.9)	8,039.9

Total Liabilities and Allocated Stockholders’ Equity	$10,883.6	$2,347.4	$7,781.8	$21,012.8	$4,016.5	$2,518.5	$15,175.6	$9,709.3	$52,432.7

Allocated stockholders’ equity is determined on the basis of an internal allocation formula that reflects the volume and risk components of the business and aligns with the Company’s target capital levels for regulatory and rating agency purposes. This formula is modified periodically to recognize changes in the views of capital requirements.

4.2

Unum Group Balance Sheets by Segment - December 31, 2006

	Unum US
	Group Disability	Group Life and Accidental Death & Dismemberment	Supplemental and Voluntary	Total Unum US	Unum UK	Colonial	Individual Disability - Closed Block	Corporate, Other, and Discontinued Operations	Consolidated
Assets
Investments	$9,618.2	$2,272.1	$5,093.6	$16,983.9	$3,216.9	$1,524.8	$12,244.8	$6,192.9	$40,163.3
Deferred Acquisition Costs	571.9	273.1	1,360.2	2,205.2	165.1	612.8	—	—	2,983.1
Goodwill	2.5	—	187.5	190.0	14.1	—	—	—	204.1
All Other	968.4	104.6	448.7	1,521.7	508.1	217.4	3,364.7	3,860.9	9,472.8

Total Assets	$11,161.0	$2,649.8	$7,090.0	$20,900.8	$3,904.2	$2,355.0	$15,609.5	$10,053.8	$52,823.3

Liabilities
Reserves and Policyholder Benefits	$8,756.5	$1,564.8	$4,548.5	$14,869.8	$2,750.9	$1,382.5	$12,684.3	$8,761.5	$40,449.0
Debt	—	—	—	—	—	—	—	2,659.6	2,659.6
All Other	365.3	82.3	398.4	846.0	179.5	147.5	26.2	796.7	1,995.9

Total Liabilities	9,121.8	1,647.1	4,946.9	15,715.8	2,930.4	1,530.0	12,710.5	12,217.8	45,104.5

Other Allocated Stockholders’ Equity	2,012.3	973.6	1,834.5	4,820.4	899.6	791.5	2,640.0	(2,161.7)	6,989.8
Unrealized Gain/Loss on Securities	26.9	29.1	308.6	364.6	74.2	33.5	259.0	(2.3)	729.0

Total Allocated Stockholders’ Equity	2,039.2	1,002.7	2,143.1	5,185.0	973.8	825.0	2,899.0	(2,164.0)	7,718.8

Total Liabilities and Allocated Stockholders’ Equity	$11,161.0	$2,649.8	$7,090.0	$20,900.8	$3,904.2	$2,355.0	$15,609.5	$10,053.8	$52,823.3

4.3

Unum Group Financial Results by Segment

	Three Months Ended			Year Ended
	12/31/2007	12/31/2006	% Change	12/31/2007	12/31/2006	% Change
Premium Income
Unum US	$1,248.1	$1,302.0	(4.1)%	$5,014.0	$5,196.0	(3.5)%
Unum UK	251.4	231.0	8.8	968.3	842.8	14.9
Colonial	232.0	217.2	6.8	907.2	842.1	7.7
Individual Disability - Closed Block	252.2	269.8	(6.5)	1,009.9	1,062.8	(5.0)
Other	0.2	2.0	(90.0)	1.7	4.5	(62.2)

	1,983.9	2,022.0	(1.9)	7,901.1	7,948.2	(0.6)

Net Investment Income
Unum US	283.0	284.6	(0.6)	1,129.9	1,063.1	6.3
Unum UK	57.3	50.9	12.6	200.4	174.6	14.8
Colonial	25.6	24.0	6.7	99.9	93.6	6.7
Individual Disability - Closed Block	205.6	205.5	—	827.2	828.7	(0.2)
Other	28.7	28.1	2.1	108.4	113.2	(4.2)
Corporate	19.2	8.3	131.3	44.1	47.4	(7.0)

	619.4	601.4	3.0	2,409.9	2,320.6	3.8

Other Income
Unum US	33.7	27.7	21.7	135.7	108.5	25.1
Unum UK	0.4	0.1	N.M.	3.1	0.1	N.M.
Colonial	—	0.2	(100.0)	0.9	1.1	(18.2)
Individual Disability - Closed Block	25.1	29.4	(14.6)	103.7	105.1	(1.3)
Other	6.3	8.8	(28.4)	28.5	33.8	(15.7)
Corporate	0.5	5.8	(91.4)	2.2	15.7	(86.0)

	66.0	72.0	(8.3)	274.1	264.3	3.7

Total Operating Revenue
Unum US	1,564.8	1,614.3	(3.1)	6,279.6	6,367.6	(1.4)
Unum UK	309.1	282.0	9.6	1,171.8	1,017.5	15.2
Colonial	257.6	241.4	6.7	1,008.0	936.8	7.6
Individual Disability - Closed Block	482.9	504.7	(4.3)	1,940.8	1,996.6	(2.8)
Other	35.2	38.9	(9.5)	138.6	151.5	(8.5)
Corporate	19.7	14.1	39.7	46.3	63.1	(26.6)

	2,669.3	2,695.4	(1.0)	10,585.1	10,533.1	0.5

Unum Group Financial Results by Segment

	Three Months Ended			Year Ended
	12/31/2007	12/31/2006	% Change	12/31/2007	12/31/2006	% Change
Benefits and Expenses
Unum US	$1,398.2	$1,478.4	(5.4)%	$5,714.0	$6,271.9	(8.9)%
Unum UK	224.1	200.2	11.9	833.0	759.7	9.6
Colonial	198.8	190.9	4.1	762.2	738.1	3.3
Individual Disability - Closed Block	459.5	476.0	(3.5)	1,822.9	1,925.3	(5.3)
Other	28.9	32.5	(11.1)	121.1	127.1	(4.7)
Corporate	108.6	52.5	106.9	269.5	247.8	8.8

	2,418.1	2,430.5	(0.5)	9,522.7	10,069.9	(5.4)

Income (Loss) from Continuing Operations Before Income Taxes and Net Realized Investment Gain (Loss)
Unum US	166.6	135.9	22.6	565.6	95.7	N.M.
Unum UK	85.0	81.8	3.9	338.8	257.8	31.4
Colonial	58.8	50.5	16.4	245.8	198.7	23.7
Individual Disability - Closed Block	23.4	28.7	(18.5)	117.9	71.3	65.4
Other	6.3	6.4	(1.6)	17.5	24.4	(28.3)
Corporate	(88.9)	(38.4)	(131.5)	(223.2)	(184.7)	(20.8)

	251.2	264.9	(5.2)	1,062.4	463.2	129.4

Income Taxes (Benefit)	74.2	(8.8)	N.M.	346.8	61.1	N.M.

Income from Continuing Operations Before Net Realized Investment Gain (Loss)	177.0	273.7	(35.3)	715.6	402.1	78.0

Net Realized Investment Gain (Loss)	(25.8)	0.7	N.M.	(65.2)	2.2	N.M.

Tax Expense (Benefit) on Net Realized Investment Gain (Loss)	(9.3)	0.2	N.M.	(22.0)	0.7	N.M.

Income from Discontinued Operations, net of tax	—	1.9	(100.0)	6.9	7.4	(6.8)

Net Income	$160.5	$276.1	(41.9)	$679.3	$411.0	65.3

Note: See “Notes to Statistical Supplement” on page 16 for additional information.

5.1

Unum Group Quarterly Historical Financial Results by Segment

	12/31/07	9/30/07	6/30/07	3/31/07	12/31/06	9/30/06	6/30/06	3/31/06	12/31/05
Premium Income
Unum US	$1,248.1	$1,255.3	$1,265.7	$1,244.9	$1,302.0	$1,278.6	$1,311.6	$1,303.8	$1,309.0
Unum UK	251.4	247.6	247.0	222.3	231.0	219.7	200.7	191.4	198.2
Colonial	232.0	227.0	224.8	223.4	217.2	212.8	209.5	202.6	200.5
Individual Disability - Closed Block	252.2	256.0	249.4	252.3	269.8	257.8	264.2	271.0	279.3
Other	0.2	0.6	(0.2)	1.1	2.0	0.1	1.2	1.2	1.4

	1,983.9	1,986.5	1,986.7	1,944.0	2,022.0	1,969.0	1,987.2	1,970.0	1,988.4

Net Investment Income
Unum US	283.0	283.1	286.9	276.9	284.6	261.9	258.9	257.7	255.4
Unum UK	57.3	47.4	49.9	45.8	50.9	45.8	39.9	38.0	37.7
Colonial	25.6	25.0	24.9	24.4	24.0	23.6	23.4	22.6	24.3
Individual Disability - Closed Block	205.6	213.6	203.4	204.6	205.5	207.0	214.0	202.2	207.5
Other	28.7	24.7	26.9	28.1	28.1	28.0	28.4	28.7	29.1
Corporate	19.2	9.4	5.8	9.7	8.3	12.5	12.0	14.6	10.9

	619.4	603.2	597.8	589.5	601.4	578.8	576.6	563.8	564.9

Other Income
Unum US	33.7	32.8	34.5	34.7	27.7	27.3	28.1	25.4	28.6
Unum UK	0.4	0.7	0.3	1.7	0.1	—	(0.1)	0.1	—
Colonial	—	0.3	0.3	0.3	0.2	0.2	0.4	0.3	0.9
Individual Disability - Closed Block	25.1	27.5	25.8	25.3	29.4	25.5	23.9	26.3	25.0
Other	6.3	4.9	9.1	8.2	8.8	8.3	8.4	8.3	10.6
Corporate	0.5	0.4	0.7	0.6	5.8	3.5	3.0	3.4	(0.6)

	66.0	66.6	70.7	70.8	72.0	64.8	63.7	63.8	64.5

Total Operating Revenue
Unum US	1,564.8	1,571.2	1,587.1	1,556.5	1,614.3	1,567.8	1,598.6	1,586.9	1,593.0
Unum UK	309.1	295.7	297.2	269.8	282.0	265.5	240.5	229.5	235.9
Colonial	257.6	252.3	250.0	248.1	241.4	236.6	233.3	225.5	225.7
Individual Disability - Closed Block	482.9	497.1	478.6	482.2	504.7	490.3	502.1	499.5	511.8
Other	35.2	30.2	35.8	37.4	38.9	36.4	38.0	38.2	41.1
Corporate	19.7	9.8	6.5	10.3	14.1	16.0	15.0	18.0	10.3

	2,669.3	2,656.3	2,655.2	2,604.3	2,695.4	2,612.6	2,627.5	2,597.6	2,617.8

Unum Group Quarterly Historical Financial Results by Segment

	12/31/07	9/30/07	6/30/07	3/31/07	12/31/06	9/30/06	6/30/06	3/31/06	12/31/05
Benefits and Expenses
Unum US	$1,398.2	$1,406.9	$1,494.8	$1,414.1	$1,478.4	$1,741.0	$1,494.1	$1,558.4	$1,489.1
Unum UK	224.1	194.7	219.5	194.7	200.2	200.0	184.4	175.1	186.6
Colonial	198.8	189.8	185.1	188.5	190.9	184.5	183.4	179.3	187.0
Individual Disability - Closed Block	459.5	467.7	436.0	459.7	476.0	495.6	468.9	484.8	478.1
Other	28.9	26.6	31.8	33.8	32.5	28.6	32.6	33.4	36.4
Corporate	108.6	45.5	65.5	49.9	52.5	65.1	68.7	61.5	53.3

	2,418.1	2,331.2	2,432.7	2,340.7	2,430.5	2,714.8	2,432.1	2,492.5	2,430.5

Income (Loss) from Continuing Operations Before Income Taxes and Net Realized Investment Gain (Loss)
Unum US	166.6	164.3	92.3	142.4	135.9	(173.2)	104.5	28.5	103.9
Unum UK	85.0	101.0	77.7	75.1	81.8	65.5	56.1	54.4	49.3
Colonial	58.8	62.5	64.9	59.6	50.5	52.1	49.9	46.2	38.7
Individual Disability - Closed Block	23.4	29.4	42.6	22.5	28.7	(5.3)	33.2	14.7	33.7
Other	6.3	3.6	4.0	3.6	6.4	7.8	5.4	4.8	4.7
Corporate	(88.9)	(35.7)	(59.0)	(39.6)	(38.4)	(49.1)	(53.7)	(43.5)	(43.0)

	251.2	325.1	222.5	263.6	264.9	(102.2)	195.4	105.1	187.3

Income Taxes (Benefit)	74.2	108.1	75.5	89.0	(8.8)	(33.8)	68.5	35.2	54.0

Income (Loss) from Continuing Operations Before Net Realized Investment Gain (Loss)	177.0	217.0	147.0	174.6	273.7	(68.4)	126.9	69.9	133.3
Net Realized Investment Gain (Loss)	(25.8)	(46.1)	10.4	(3.7)	0.7	4.8	(5.8)	2.5	2.4
Tax Expense (Benefit) on Net Realized Investment Gain (Loss)	(9.3)	(16.1)	3.9	(0.5)	0.2	1.7	(2.2)	1.0	0.9
Income from Discontinued Operations, net of tax	—	—	—	6.9	1.9	1.6	1.9	2.0	2.7

Net Income (Loss)	$160.5	$187.0	$153.5	$178.3	$276.1	$(63.7)	$125.2	$73.4	$137.5

Per Common Share - Assuming Dilution
Income (Loss) from Continuing Operations	$0.44	$0.52	$0.43	$0.49	$0.79	$(0.19)	$0.37	$0.22	$0.42
Income from Discontinued Operations, net of tax	—	—	—	0.02	0.01	—	0.01	0.01	0.01

Net Income (Loss)	$0.44	$0.52	$0.43	$0.51	$0.80	$(0.19)	$0.38	$0.23	$0.43

Note: See “Notes to Statistical Supplement” on page 16 for additional information.

6.1

Unum Group Financial Results for Unum US Segment

	Three Months Ended		Year Ended
	12/31/2007	12/31/2006	12/31/2007	12/31/2006	12/31/2005
Operating Revenue
Premium Income	$1,248.1	$1,302.0	$5,014.0	$5,196.0	$5,229.0
Net Investment Income	283.0	284.6	1,129.9	1,063.1	998.2
Other Income	33.7	27.7	135.7	108.5	108.6

Total Operating Revenue	1,564.8	1,614.3	6,279.6	6,367.6	6,335.8

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	1,019.0	1,107.5	4,246.4	4,752.1	4,419.3
Commissions	124.1	125.2	501.5	505.2	501.6
Deferral of Acquisition Costs	(78.2)	(78.0)	(304.2)	(306.2)	(311.9)
Amortization of Deferred Acquisition Costs	68.8	71.9	277.1	302.2	306.9
Other Expenses	264.5	251.8	993.2	1,018.6	1,032.2

Total Benefits and Expenses	1,398.2	1,478.4	5,714.0	6,271.9	5,948.1

Operating Income Before Income Taxes and Net Realized Investment Gains and Losses	$166.6	$135.9	$565.6	$95.7	$387.7

Operating Ratios
Benefit Ratio	81.6%	85.1%	84.7%	91.5%	84.5%
Other Expense Ratio	21.2%	19.3%	19.8%	19.6%	19.7%
Before-tax Profit Margin	13.3%	10.4%	11.3%	1.8%	7.4%

Operating Income Before Income Taxes and Net Realized Investment Gains and Losses, as Reported	$166.6	$135.9	$565.6	$95.7	$387.7
Settlement Agreements Claim Reassessment - Reserve Charge	—	—	(76.5)	(349.2)	(29.6)
Settlement Agreements Claim Reassessment - Other Expense Charge	—	—	10.3	(15.0)	(11.1)

Operating Income Before Income Taxes and Net Realized Investment Gains and Losses, as Adjusted	$166.6	$135.9	$631.8	$459.9	$428.4

Operating Ratios, as Adjusted
Benefit Ratio	81.6%	85.1%	83.2%	84.7%	83.9%
Other Expense Ratio	21.2%	19.3%	20.0%	19.3%	19.5%
Before-tax Profit Margin	13.3%	10.4%	12.6%	8.9%	8.2%

See “Notes to Statistical Supplement” on page 16 for additional information.

Unum Group Financial Results for Unum US Group Disability

	Three Months Ended		Year Ended
	12/31/2007	12/31/2006	12/31/2007	12/31/2006	12/31/2005
Operating Revenue
Premium Income
Group Long-term Disability	$473.3	$493.8	$1,895.7	$1,953.3	$1,961.6
Group Short-term Disability	115.3	131.3	485.6	530.2	566.3

Total Premium Income	588.6	625.1	2,381.3	2,483.5	2,527.9
Net Investment Income	154.9	168.4	636.0	621.9	605.7
Other Income	26.5	20.6	100.2	82.3	80.3

Total Operating Revenue	770.0	814.1	3,117.5	3,187.7	3,213.9

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	538.7	587.6	2,277.4	2,702.5	2,397.7
Commissions	40.3	43.0	167.7	175.8	175.1
Deferral of Acquisition Costs	(15.2)	(16.1)	(60.4)	(64.5)	(64.6)
Amortization of Deferred Acquisition Costs	16.6	20.8	66.2	86.4	92.2
Other Expenses	148.3	143.7	561.6	588.6	582.5

Total Benefits and Expenses	728.7	779.0	3,012.5	3,488.8	3,182.9

Operating Income (Loss) Before Income Taxes and Net Realized Investment Gains and Losses	$41.3	$35.1	$105.0	$(301.1)	$31.0

Operating Ratios
Benefit Ratio	91.5%	94.0%	95.6%	108.8%	94.8%
Other Expense Ratio	25.2%	23.0%	23.6%	23.7%	23.0%
Before-tax Profit (Loss) Margin	7.0%	5.6%	4.4%	(12.1)%	1.2%

Premium Persistency:
Group Long-term Disability			85.1%	87.8%	84.8%
Group Short-term Disability			74.0%	85.6%	79.6%

Case Persistency:
Group Long-term Disability			88.4%	87.4%	87.2%
Group Short-term Disability			87.4%	86.2%	85.6%

7.1

Unum Group Financial Results for Unum US Group Disability - Continued

	Three Months Ended		Year Ended
	12/31/2007	12/31/2006	12/31/2007	12/31/2006	12/31/2005
Operating Income (Loss) Before Income Taxes and Net Realized Investment Gains and Losses, as Reported	$41.3	$35.1	$105.0	$(301.1)	$31.0
Settlement Agreements Claim Reassessment - Reserve Charge	—	—	(76.5)	(349.2)	(27.3)
Settlement Agreements Claim Reassessment - Other Expense Charge	—	—	10.3	(15.0)	(10.1)

Operating Income Before Income Taxes and Net Realized Investment Gains and Losses, as Adjusted	$41.3	$35.1	$171.2	$63.1	$68.4

Operating Ratios, as Adjusted
Benefit Ratio	91.5%	94.0%	92.4%	94.8%	93.8%
Other Expense Ratio	25.2%	23.0%	24.0%	23.1%	22.6%
Before-tax Profit Margin	7.0%	5.6%	7.2%	2.5%	2.7%

See “Notes to Statistical Supplement” on page 16 for additional information.

7.2

Unum Group Financial Results for Unum US Group Life and Accidental Death and Dismemberment

	Three Months Ended		Year Ended
	12/31/2007	12/31/2006	12/31/2007	12/31/2006	12/31/2005
Operating Revenue
Premium Income
Group Life	$273.1	$311.0	$1,107.4	$1,248.1	$1,306.8
Accidental Death & Dismemberment	33.3	37.8	131.0	151.6	156.4

Total Premium Income	306.4	348.8	1,238.4	1,399.7	1,463.2
Net Investment Income	32.5	35.6	134.9	141.3	151.9
Other Income	0.5	—	2.4	—	2.0

Total Operating Revenue	339.4	384.4	1,375.7	1,541.0	1,617.1

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	212.9	264.9	901.6	1,067.3	1,111.9
Commissions	22.4	23.0	88.7	90.1	97.8
Deferral of Acquisition Costs	(9.8)	(9.0)	(36.1)	(37.7)	(42.7)
Amortization of Deferred Acquisition Costs	10.3	16.2	39.4	65.0	73.0
Other Expenses	43.5	43.0	164.9	178.3	188.3

Total Benefits and Expenses	279.3	338.1	1,158.5	1,363.0	1,428.3

Operating Income Before Income Taxes and Net Realized Investment Gains and Losses	$60.1	$46.3	$217.2	$178.0	$188.8

Operating Ratios
Benefit Ratio	69.5%	75.9%	72.8%	76.3%	76.0%
Other Expense Ratio	14.2%	12.3%	13.3%	12.7%	12.9%
Before-tax Profit Margin	19.6%	13.3%	17.5%	12.7%	12.9%

Premium Persistency:
Group Life			78.8%	81.2%	78.3%
Accidental Death & Dismemberment			80.8%	82.8%	76.9%

Case Persistency:
Group Life			87.7%	86.9%	86.3%
Accidental Death & Dismemberment			88.0%	87.0%	86.4%

7.3

Unum Group Financial Results for Unum US Supplemental and Voluntary

	Three Months Ended		Year Ended
	12/31/2007	12/31/2006	12/31/2007	12/31/2006	12/31/2005
Operating Revenue
Premium Income
Individual Disability - Recently Issued	$113.2	$105.9	$456.7	$438.5	$425.1
Long-term Care	137.1	126.5	532.9	492.4	473.2
Voluntary Benefits	102.8	95.7	404.7	381.9	339.6

Total Premium Income	353.1	328.1	1,394.3	1,312.8	1,237.9
Net Investment Income	95.6	80.6	359.0	299.9	240.6
Other Income	6.7	7.1	33.1	26.2	26.3

Total Operating Revenue	455.4	415.8	1,786.4	1,638.9	1,504.8

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	267.4	255.0	1,067.4	982.3	909.7
Commissions	61.4	59.2	245.1	239.3	228.7
Deferral of Acquisition Costs	(53.2)	(52.9)	(207.7)	(204.0)	(204.6)
Amortization of Deferred Acquisition Costs	41.9	34.9	171.5	150.8	141.7
Other Expenses	72.7	65.1	266.7	251.7	261.4

Total Benefits and Expenses	390.2	361.3	1,543.0	1,420.1	1,336.9

Operating Income Before Income Taxes and Net Realized Investment Gains and Losses	$65.2	$54.5	$243.4	$218.8	$167.9

Operating Ratios
Benefit Ratios
Individual Disability - Recently Issued	53.1%	61.5%	56.7%	58.0%	57.5%
Long-term Care	104.7%	101.7%	106.0%	99.2%	93.0%
Voluntary Benefits	62.1%	64.1%	60.1%	62.7%	66.3%
Other Expense Ratio	20.6%	19.8%	19.1%	19.2%	21.1%
Before-tax Profit Margin	18.5%	16.6%	17.5%	16.7%	13.6%

Interest Adjusted Loss Ratios
Individual Disability - Recently Issued	35.8%	45.7%	40.8%	43.5%	44.4%
Long-term Care	75.5%	74.3%	77.7%	73.1%	70.9%

7.4

Unum Group Financial Results for Unum US Supplemental and Voluntary - Continued

	Three Months Ended		Year Ended
	12/31/2007	12/31/2006	12/31/2007	12/31/2006	12/31/2005
Premium Persistency:
Individual Disability - Recently Issued			90.6%	90.5%	89.6%
Long-term Care			95.4%	95.3%	95.8%
Voluntary Benefits			79.4%	80.9%	81.1%

Operating Income Before Income Taxes and Net Realized Investment Gains and Losses, as Reported	$65.2	$54.5	$243.4	$218.8	$167.9
Settlement Agreements Claim Reassessment - Reserve Charge	—	—	—	—	(2.3)
Settlement Agreements Claim Reassessment - Other Expense Charge	—	—	—	—	(1.0)

Operating Income Before Income Taxes and Net Realized Investment Gains and Losses, as Adjusted	$65.2	$54.5	$243.4	$218.8	$171.2

Operating Ratios, as Adjusted
Benefit Ratios
Individual Disability - Recently Issued	53.1%	61.5%	56.7%	58.0%	57.0%
Long-term Care	104.7%	101.7%	106.0%	99.2%	93.0%
Voluntary Benefits	62.1%	64.1%	60.1%	62.7%	66.3%
Other Expense Ratio	20.6%	19.8%	19.1%	19.2%	21.0%
Before-tax Profit Margin	18.5%	16.6%	17.5%	16.7%	13.8%

Interest Adjusted Loss Ratios, as Adjusted
Individual Disability - Recently Issued	35.8%	45.7%	40.8%	43.5%	43.8%
Long-term Care	75.5%	74.3%	77.7%	73.1%	70.9%

See “Notes to Statistical Supplement” on page 16 for additional information.

7.5

Unum Group Financial Results for Unum UK Segment

	Three Months Ended		Year Ended
	12/31/2007	12/31/2006	12/31/2007	12/31/2006	12/31/2005
Operating Revenue
Premium Income
Group Long-term Disability	$191.0	$171.7	$752.6	$638.9	$582.9
Group Life	50.4	50.4	177.4	171.0	164.1
Individual Disability	10.0	8.9	38.3	32.9	38.3

Total Premium Income	251.4	231.0	968.3	842.8	785.3
Net Investment Income	57.3	50.9	200.4	174.6	154.2
Other Income	0.4	0.1	3.1	0.1	6.1

Total Operating Revenue	309.1	282.0	1,171.8	1,017.5	945.6

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	152.9	139.0	574.3	553.5	545.8
Commissions	17.7	12.8	67.0	49.7	56.4
Deferral of Acquisition Costs	(11.0)	(8.8)	(41.2)	(34.4)	(34.1)
Amortization of Deferred Acquisition Costs	12.8	15.0	49.4	32.0	21.6
Other Expenses	51.7	42.2	183.5	158.9	168.2

Total Benefits and Expenses	224.1	200.2	833.0	759.7	757.9

Operating Income Before Income Taxes and Net Realized Investment Gains and Losses	$85.0	$81.8	$338.8	$257.8	$187.7

Operating Ratios
Benefit Ratio	60.8%	60.2%	59.3%	65.7%	69.5%
Other Expense Ratio	20.6%	18.3%	19.0%	18.9%	21.4%
Before-tax Profit Margin	33.8%	35.4%	35.0%	30.6%	23.9%

Premium Persistency:
Group Long-term Disability			88.0%	90.4%	94.2%
Group Life			70.5%	69.1%	86.3%
Individual Disability			89.4%	88.2%	88.4%

Operating Income Before Income Taxes and Net Realized Investment Gains and Losses, as Reported	$85.0	$81.8	$338.8	$257.8	$187.7
Gain on Sale of Netherlands Branch	—	—	—	—	5.7

Operating Income Before Income Taxes and Net Realized Investment Gains and Losses, as Adjusted	$85.0	$81.8	$338.8	$257.8	$182.0

Operating Ratio, as Adjusted
Before-tax Profit Margin	33.8%	35.4%	35.0%	30.6%	23.2%

See “Notes to Statistical Supplement” on page 16 for additional information.

Unum Group Financial Results for Colonial Segment

	Three Months Ended		Year Ended
	12/31/2007	12/31/2006	12/31/2007	12/31/2006	12/31/2005
Operating Revenue
Premium Income
Accident, Sickness, and Disability	$144.7	$136.4	$566.6	$533.3	$508.9
Life	37.0	34.8	143.5	130.5	114.0
Cancer and Critical Illness	50.3	46.0	197.1	178.3	164.1

Total Premium Income	232.0	217.2	907.2	842.1	787.0
Net Investment Income	25.6	24.0	99.9	93.6	96.0
Other Income	—	0.2	0.9	1.1	4.4

Total Operating Revenue	257.6	241.4	1,008.0	936.8	887.4

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	111.4	113.5	437.8	441.4	433.2
Commissions	51.8	47.1	201.6	184.9	170.7
Deferral of Acquisition Costs	(53.5)	(48.6)	(210.9)	(187.6)	(173.4)
Amortization of Deferred Acquisition Costs	38.7	38.0	153.9	144.4	134.7
Other Expenses	50.4	40.9	179.8	155.0	154.1

Total Benefits and Expenses	198.8	190.9	762.2	738.1	719.3

Operating Income Before Income Taxes and Net Realized Investment Gains and Losses	$58.8	$50.5	$245.8	$198.7	$168.1

Operating Ratios
Benefit Ratio	48.0%	52.3%	48.3%	52.4%	55.0%
Other Expense Ratio	21.7%	18.8%	19.8%	18.4%	19.6%
Before-tax Profit Margin	25.3%	23.3%	27.1%	23.6%	21.4%

Premium Persistency:
Accident, Sickness, and Disability			75.9%	74.9%	75.3%
Life			83.8%	84.2%	84.1%
Cancer and Critical Illness			84.1%	82.3%	83.2%

Unum Group Financial Results for Individual Disability - Closed Block Segment

	Three Months Ended		Year Ended
	12/31/2007	12/31/2006	12/31/2007	12/31/2006	12/31/2005
Operating Revenue
Premium Income	$252.2	$269.8	$1,009.9	$1,062.8	$1,011.7
Net Investment Income	205.6	205.5	827.2	828.7	770.0
Other Income	25.1	29.4	103.7	105.1	95.2

Total Operating Revenue	482.9	504.7	1,940.8	1,996.6	1,876.9

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	404.9	421.7	1,614.5	1,709.7	1,562.7
Commissions	16.6	18.5	69.1	76.2	74.9
Other Expenses	38.0	35.8	139.3	139.4	159.4

Total Benefits and Expenses	459.5	476.0	1,822.9	1,925.3	1,797.0

Operating Income Before Income Taxes and Net Realized Investment Gains and Losses	$23.4	$28.7	$117.9	$71.3	$79.9

Operating Ratios
Interest Adjusted Loss Ratio	91.2%	93.8%	91.4%	97.3%	89.3%
Premium Persistency			94.3%	94.4%	94.5%

Operating Income Before Income Taxes and Net Realized Investment Gains and Losses, as Reported	$23.4	$28.7	$117.9	$71.3	$79.9
Settlement Agreements Claim Reassessment - Reserve Charge	—	—	10.7	(47.2)	(23.1)
Settlement Agreements Claim Reassessment - Other Expense Charge	—	—	2.5	—	(11.2)

Operating Income Before Income Taxes and Net Realized Investment Gains and Losses, as Adjusted	$23.4	$28.7	$104.7	$118.5	$114.2

Interest Adjusted Loss Ratio, as Adjusted	91.2%	93.8%	92.5%	92.9%	87.3%

See “Notes to Statistical Supplement” on page 16 for additional information.

Unum Group Financial Results for Other Segment

	Three Months Ended		Year Ended
	12/31/2007	12/31/2006	12/31/2007	12/31/2006	12/31/2005
Operating Revenue
Premium Income	$0.2	$2.0	$1.7	$4.5	$2.6
Net Investment Income	28.7	28.1	108.4	113.2	120.5
Other Income	6.3	8.8	28.5	33.8	36.0

Total Operating Revenue	35.2	38.9	138.6	151.5	159.1

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	27.5	31.2	115.2	120.5	122.2
Commissions	0.4	1.9	1.9	3.0	1.1
Amortization of Deferred Acquisition Costs	—	—	—	—	0.5
Other Expenses	1.0	(0.6)	4.0	3.6	5.3

Total Benefits and Expenses	28.9	32.5	121.1	127.1	129.1

Operating Income Before Income Taxes and Net Realized Investment Gains and Losses	$6.3	$6.4	$17.5	$24.4	$30.0

Unum Group Financial Results for Corporate Segment

	Three Months Ended		Year Ended
	12/31/2007	12/31/2006	12/31/2007	12/31/2006	12/31/2005
Operating Revenue
Net Investment Income	$19.2	$8.3	$44.1	$47.4	$49.4
Other Income	0.5	5.8	2.2	15.7	11.8

Total Operating Revenue	19.7	14.1	46.3	63.1	61.2

Benefits and Expenses
Interest and Debt Expense - Non-recourse Debt	10.0	1.3	15.7	1.3	—
Interest and Debt Expense - All Other Debt	38.8	44.5	167.4	190.5	208.0
Cost Related to Early Retirement of Debt	55.6	2.7	58.8	25.8	—
Unallocated Expenses	4.2	4.0	27.6	30.2	6.0

Total Benefits and Expenses	108.6	52.5	269.5	247.8	214.0

Operating Loss Before Income Taxes and Net Realized Investment Gains and Losses	$(88.9)	$(38.4)	$(223.2)	$(184.7)	$(152.8)

Operating Loss Before Income Taxes and Net Realized Investment Gains and Losses, as Reported	$(88.9)	$(38.4)	$(223.2)	$(184.7)	$(152.8)
Broker Compensation Settlement	—	—	—	(18.5)	—
Interest on Federal Income Tax Refund	—	2.6	—	2.6	—
Cost Related to Early Retirement of Debt	(55.6)	(2.7)	(58.8)	(25.8)	—

Operating Loss Before Income Taxes and Net Realized Investment Gains and Losses, as Adjusted	$(33.3)	$(38.3)	$(164.4)	$(143.0)	$(152.8)

See “Notes to Statistical Supplement” on page 16 for additional information.

Unum Group Reserves

	December 31, 2007
	Gross						Total Reinsurance Ceded	Total Net
	Policy Reserves	%	Claim Reserves
			Incurred	IBNR	%	Total
Group Disability	$—	—%	$7,770.4	$596.9	33.8%	$8,367.3	$92.9	$8,274.4
Group Life and Accidental Death & Dismemberment	73.9	0.6	772.4	178.5	3.8	1,024.8	3.4	1,021.4
Individual Disability - Recently Issued	458.4	3.8	822.4	72.5	3.6	1,353.3	79.4	1,273.9
Long-term Care	2,478.2	20.4	244.3	32.6	1.1	2,755.1	52.6	2,702.5
Voluntary Benefits	853.1	7.0	19.1	35.0	0.2	907.2	14.6	892.6

Unum US Segment	3,863.6	31.8	9,628.6	915.5	42.5	14,407.7	242.9	14,164.8

Unum UK Segment	30.7	0.2	2,420.4	268.8	10.8	2,719.9	149.3	2,570.6

Colonial Segment	1,091.7	9.0	239.9	104.1	1.4	1,435.7	33.4	1,402.3

Individual Disability - Closed Block Segment	1,657.2	13.6	10,013.8	391.7	42.0	12,062.7	1,225.0	10,837.7

Other Segment	5,515.2	45.4	518.3	288.9	3.3	6,322.4	4,770.8	1,551.6

Subtotal, Excluding Unrealized Adjustment	$12,158.4	100.0%	$22,821.0	$1,969.0	100.0%	$36,948.4	$6,421.4	30,527.0

Unrealized Adjustment to Reserves for Unrealized Investment Gains								859.3

Consolidated								$31,386.3

The decrease in the Unum US segment and Individual Disability - Closed Block segment IBNR from December 31, 2006 is due to the release of reserves to cover costs for the multistate market conduct examination settlement agreements and the California settlement agreement and related matters and a slight decline in insured lives in the group disability, group life, and accidental death and dismemberment lines of business. Offsetting the release for Unum US group disability is the second quarter of 2007 claim reassessment revision to increase reserves $76.5 million.

The increase in Unum US Policy and Claim Reserves Incurred from December 31, 2006 is due to growth in the disabled life reserves in the Unum US group disability line of business and growth in the active life reserves for the Unum US long-term care and individual disability - recently issued lines of business.

Unum Group Reserves

	December 31, 2006
	Gross						Total Reinsurance Ceded	Total Net
	Policy Reserves	%	Claim Reserves		%	Total
			Incurred	IBNR
Group Disability	$—	—%	$7,563.0	$790.3	34.3%	$8,353.3	$101.5	$8,251.8
Group Life and Accidental Death & Dismemberment	63.1	0.5	736.5	202.2	3.9	1,001.8	2.7	999.1
Individual Disability - Recently Issued	431.8	3.4	718.9	71.5	3.3	1,222.2	76.7	1,145.5
Long-term Care	2,067.2	16.4	195.0	31.6	0.9	2,293.8	57.1	2,236.7
Voluntary Benefits	787.9	6.2	22.3	36.3	0.2	846.5	13.3	833.2

Unum US Segment	3,350.0	26.5	9,235.7	1,131.9	42.6	13,717.6	251.3	13,466.3

Unum UK Segment	28.9	0.2	2,252.8	286.4	10.4	2,568.1	142.4	2,425.7

Colonial Segment	1,021.3	8.1	234.5	100.8	1.4	1,356.6	36.7	1,319.9

Individual Disability - Closed Block Segment	1,777.8	14.1	9,794.9	443.9	42.1	12,016.6	1,498.7	10,517.9

Other Segment	6,444.3	51.1	561.4	282.1	3.5	7,287.8	5,686.4	1,601.4

Subtotal, Excluding Unrealized Adjustment	$12,622.3	100.0%	$22,079.3	$2,245.1	100.0%	$36,946.7	$7,615.5	29,331.2

Unrealized Adjustment to Reserves for Unrealized Investment Gains								963.1

Consolidated								$30,294.3

13.1

Unum Group Investment Fact Sheet at December 31, 2007
	12/31/2007			12/31/07	9/30/07
Bonds (Fair Value)			Selected Statistics
Public (1)	$21,954.9	62.2%	Portfolio Yield (3)	6.66%	6.70%
Asset-backed Securities	243.4	0.7	Average Duration	8.07	8.36
Residential Mortgage-backed Securities	3,989.4	11.3	Average Credit Quality	A	A
Commercial Mortgage-backed Securities	4.7	—
Private Placements	3,918.4	11.1
High Yield	2,007.2	5.7
Government Securities	3,266.5	9.2
Municipal Securities	45.4	0.1
Derivatives Hedging
Available-for-Sale (2)	(91.2)	(0.3)

Total	$35,338.7	100.0%

	Book Value	Fair Value
Quality Ratings of Bonds			Schedule BA and Non-Current
Aaa	22.8%	23.2%	Total Non-Current Investments	$2.6	$16.2
Aa	8.6	8.5	Total Schedule BA Assets	$102.9	$107.2
A	25.5	25.3
Baa	37.0	37.3
Below Baa	6.1	5.7

Total	100.0%	100.0%

(1)	Includes $33.8 million of collateralized debt obligations.
(2)	Excludes DIG Issue B36 embedded derivatives, which at December 31, 2007 had a fair value of $(68.8) million.
(3)	Bond equivalent yield is a book value and duration weighted average of the yield on the fixed income securities in the portfolio.

Unum Group Investment Fact Sheet at December 31, 2007

Fixed Maturity Bonds - By Industry Classification - Unrealized Gain/Loss

Classification	Fair Value (1)	Net Unrealized Gain (Loss)	Fair Value of Bonds with Gross Unrealized Loss	Gross Unrealized Loss	Fair Value of Bonds with Gross Unrealized Gain	Gross Unrealized Gain
Basic Industry	$2,281.4	$47.5	$913.8	$50.6	$1,367.6	$98.1
Canadian	290.0	60.2	—	—	290.0	60.2
Capital Goods	2,674.6	105.3	968.3	54.0	1,706.3	159.3
Communications	2,395.9	111.6	841.2	53.6	1,554.7	165.2
Consumer Cyclical	1,348.6	(3.9)	699.6	58.3	649.0	54.4
Consumer Non-Cyclical	4,193.8	91.5	1,723.0	82.7	2,470.8	174.2
Derivatives Hedging Available-for-Sale	(91.1)	(92.2)	(232.6)	232.6	141.5	140.4
Energy (Oil & Gas)	2,455.5	204.2	449.4	16.8	2,006.1	221.0
Financial Institutions	3,536.1	(92.2)	2,563.0	149.1	973.1	56.9
Mortgage/Asset-Backed	4,237.5	230.7	488.8	6.9	3,748.7	237.6
Sovereigns	1,070.4	50.5	558.9	7.5	511.5	58.0
Technology	571.5	8.1	279.9	15.2	291.6	23.3
Transportation	981.1	57.1	322.2	13.0	658.9	70.1
U.S. Government Agencies and Municipalities	2,462.5	149.8	840.9	28.7	1,621.6	178.5
Utilities	6,930.9	179.7	3,169.2	144.3	3,761.7	324.0

Total	$35,338.7	$1,107.9	$13,585.6	$913.3	$21,753.1	$2,021.2

Gross Unrealized Loss on Fixed Maturity Bonds By Length of Time in Unrealized Loss Position

	Investment-Grade		Below-Investment-Grade
Category	Fair Value	Gross Unrealized Loss	Fair Value	Gross Unrealized Loss
Less than 91 days	$657.8	$8.7	$186.5	$5.6
91 through 180 days	500.2	14.4	169.5	11.4
181 through 270 days	1,701.3	48.7	371.7	19.9
271 days to 1 year	925.9	35.4	63.3	11.3
Greater than 1 year	8,527.5	674.3	481.9	83.6

Total	$12,312.7	$781.5	$1,272.9	$131.8

(1)	Excludes DIG Issue B36 embedded derivatives, which at December 31, 2007 had a fair value of $(68.8) million.

14.1

Unum Group Investment Fact Sheet at December 31, 2007

Asset and Mortgage-Backed Securities Portfolio at December 31, 2007

	Book Value	Fair Value		% of Total Bond Fair Value	Average Rating
Asset-Backed Securities
Credit Cards	$239.4	$237.7	5.6%	0.7%	AAA
Rate Reduction Bonds	4.8	4.7	0.1	—	AAA
Home Equity	1.5	1.0	—	—	A3
Collateralized Debt Obligations	—	—	—	—	—

Total	245.7	243.4	5.7	0.7	AAA

Residential Mortgage-Backed Securities
Agency CMOs	3,726.2	3,961.7	93.5	11.2	AAA
Whole Loans	24.9	21.9	0.5	0.1	AAA
Alt-A	5.5	5.8	0.2	—	AAA
Subprime	—	—	—	—	—
Collateralized Debt Obligations	—	—	—	—	—

Total	3,756.6	3,989.4	94.2	11.3	AAA

Commercial Mortgage-Backed Securities	4.5	4.7	0.1	—	AA1

Total	$4,006.8	$4,237.5	100.0%	12.0%	AAA

14.2

Unum Group Statutory Capital and Surplus

	As of December 31, 2007			As of December 31, 2006
	Capital and Surplus	AVR	Capital and Surplus + AVR	Capital and Surplus + AVR
Traditional U.S. Life Insurance Companies

Provident Life and Accident	$435.1	$68.1	$503.2	$1,189.8

Unum Life of America	1,490.5	131.8	1,622.3	1,682.4

Paul Revere Life (1)	458.7	37.9	496.6	1,070.5

Colonial Life & Accident	369.3	19.6	388.9	382.8

Provident Life and Casualty	99.0	2.9	101.9	102.2

First Unum Life	184.0	9.8	193.8	188.8

Paul Revere Variable (1)	114.0	1.1	115.1	110.4
(1) Capital and Surplus of Paul Revere Variable is included in Paul Revere Life

Special Purpose Reinsurance Vehicles

Tailwind Reinsurance Company	$125.0	$0.2	$125.2	$136.3

Northwind Reinsurance Company	1,253.7	0.8	1,254.5	—

UnumProvident International Ltd.	369.5	—	369.5	125.1

Unum Group Statutory Operating Results - December 31, 2007

	Year Ended
	Net Gain (Loss) from Operations After Tax				Net Realized Investment Gains (Losses) After Tax and Transfers to IMR	Net Income (Loss)
	Before Infrequent or Unusual Items	Northwind Ceding Commissions	Claim Reassessment Charge	Total		Before Infrequent or Unusual Items	Northwind Ceding Commissions	Claim Reassessment Charge	Total
Provident Life and Accident	$210.5	$(218.9)	$2.5	$(5.9)	$(11.9)	$198.6	$(218.9)	$2.5	$(17.8)
Unum Life of America	299.9	—	(50.5)	249.4	(54.4)	245.5	—	(50.5)	195.0
Paul Revere Life	185.9	—	5.2	191.1	3.1	189.0	—	5.2	194.2
Colonial Life & Accident	114.4	—	—	114.4	2.0	116.4	—	—	116.4
Provident Life and Casualty	15.8	—	0.6	16.4	—	15.8	—	0.6	16.4
First Unum Life	17.9	—	(0.1)	17.8	2.9	20.8	—	(0.1)	20.7
Paul Revere Variable	5.9	—	—	5.9	—	5.9	—	—	5.9

Total - Traditional U.S. Life Insurance Companies	$850.3	$(218.9)	$(42.3)	$589.1	$(58.3)	$792.0	$(218.9)	$(42.3)	$530.8

Tailwind Reinsurance Company	$24.9	$—	$—	$24.9	$0.1	$25.0	$—	$—	$25.0
Northwind Reinsurance Company	131.1	(267.9)	—	(136.8)	0.3	131.4	(267.9)	—	(136.5)
UnumProvident International Ltd.	90.6	—	—	90.6	(0.8)	89.8	—	—	89.8

Total - Special Purpose Reinsurance Vehicles	$246.6	$(267.9)	$—	$(21.3)	$(0.4)	$246.2	$(267.9)	$—	$(21.7)

	Three Months Ended
	Net Gain (Loss) from Operations After Tax			Net Realized Investment Gains (Losses) After Tax and Transfers to IMR	Net Income (Loss)
	Before Infrequent or Unusual Items	Northwind Ceding Commissions	Total		Before Infrequent or Unusual Items	Northwind Ceding Commissions	Total
Provident Life and Accident	$47.7	$(218.9)	$(171.2)	$2.5	$50.2	$(218.9)	$(168.7)
Unum Life of America	78.3	—	78.3	(4.1)	74.2	—	74.2
Paul Revere Life	70.1	—	70.1	11.5	81.6	—	81.6
Colonial Life & Accident	29.0	—	29.0	2.1	31.1	—	31.1
Provident Life and Casualty	—	—	—	—	—	—	—
First Unum Life	1.7	—	1.7	3.2	4.9	—	4.9
Paul Revere Variable	0.5	—	0.5	—	0.5	—	0.5

Total - Traditional U.S. Life Insurance Companies	$227.3	$(218.9)	$8.4	$15.2	$242.5	$(218.9)	$23.6

Tailwind Reinsurance Company	$3.6	$—	$3.6	$—	$3.6	$—	$3.6
Northwind Reinsurance Company	131.1	(267.9)	(136.8)	0.3	131.4	(267.9)	(136.5)
UnumProvident International Ltd.	4.5	—	4.5	(0.1)	4.4	—	4.4

Total - Special Purpose Reinsurance Vehicles	$139.2	$(267.9)	$(128.7)	$0.2	$139.4	$(267.9)	$(128.5)

Note: Statutory results for our domestic insurers are reported in conformity with statutory accounting principles as prescribed by the National Association of Insurance Commissioners and adopted by the applicable state laws. For UnumProvident International Ltd., results are reported in conformity with accounting principles as prescribed by applicable Bermuda laws. Unum Group implemented a new reserve valuation system for its individual disability reserves during 2007, effective January 1, 2007. The new system establishes active life and claim reserves and incurred but not reported (IBNR) and in course of settlement (ICOS) claim liabilities using revised assumptions based on current experience, minimum reserving requirements, and specified valuation methodologies. The change in the active life and claim reserves was reported as a change in valuation basis and was recorded directly to statutory surplus rather than as a part of the reserve change recognized in the summary of operations. The change in the IBNR and ICOS claim liabilities was recognized as a reserve change in the summary of operations. The implementation increased the 2007 net gain from operations after tax and net income $114.9 million in the third quarter and $79.6 million in the fourth quarter, respectively.

15.1

Unum Group Statutory Operating Results - December 31, 2006

	Year Ended
	Net Gain (Loss) from Operations After Tax			Net Realized Investment Gains (Losses) After Tax and Transfers to IMR	Net Income (Loss)
	Before Infrequent or Unusual Items	Claim Reassessment Charge	Total		Before Infrequent or Unusual Items	Claim Reassessment Charge	Total
Provident Life and Accident	$92.3	$(11.2)	$81.1	$(10.2)	$82.1	$(11.2)	$70.9
Unum Life of America	295.9	(273.8)	22.1	(37.0)	258.9	(273.8)	(14.9)
Paul Revere Life	124.9	(11.6)	113.3	(17.4)	107.5	(11.6)	95.9
Colonial Life & Accident	108.8	—	108.8	1.8	110.6	—	110.6
Provident Life and Casualty	13.2	(1.8)	11.4	(1.1)	12.1	(1.8)	10.3
First Unum Life	46.3	(19.5)	26.8	(0.6)	45.7	(19.5)	26.2
Paul Revere Variable	8.0	—	8.0	0.4	8.4	—	8.4

Total - Traditional U.S. Life Insurance Companies	$689.4	$(317.9)	$371.5	$(64.1)	$625.3	$(317.9)	$307.4

Tailwind Reinsurance Company	$14.2	$—	$14.2	$—	$14.2	$—	$14.2
Northwind Reinsurance Company	—	—	—	—	—	—	—
UnumProvident International Ltd.	(20.3)	—	(20.3)	(0.4)	(20.7)	—	(20.7)

Total - Special Purpose Reinsurance Vehicles	$(6.1)	$—	$(6.1)	$(0.4)	$(6.5)	$—	$(6.5)

	Three Months Ended
	Net Gain (Loss) from Operations After tax	Net Realized Investment Gains (Losses) After Tax and Transfers to IMR	Net Income (Loss)
Provident Life and Accident	$21.3	$2.0	$23.3
Unum Life of America	66.1	(7.2)	58.9
Paul Revere Life	37.7	(4.1)	33.6
Colonial Life & Accident	34.5	1.1	35.6
Provident Life and Casualty	4.5	0.1	4.6
First Unum Life	25.7	(0.5)	25.2
Paul Revere Variable	2.0	(0.1)	1.9

Total - Traditional U.S. Life Insurance Companies	$191.8	$(8.7)	$183.1

Tailwind Reinsurance Company	$14.2	$—	$14.2
Northwind Reinsurance Company	—	—	—
UnumProvident International Ltd.	(0.7)	—	(0.7)

Total - Special Purpose Reinsurance Vehicles	$13.5	$—	$13.5

Note: Statutory results for our domestic insurers are reported in conformity with statutory accounting principles as prescribed by the National Association of Insurance Commissioners and adopted by the applicable state laws. For UnumProvident International Ltd., results are reported in conformity with accounting principles as prescribed by applicable Bermuda laws.

15.2

Unum Life Insurance Company of America - Statutory Basis

Group Accident and Health Statutory Claim Reserves and Liabilities, Net of Ceded

On Claims Incurred Prior to January 1

	2007	2006	2005
Reserve Balance from Prior Year End	$6,686.6	$5,192.8	$5,146.1
Reserves Ceded Each January 1 for Prior Year Incurrals	—	—	(453.4)
Reinsurance Recapture	—	891.4	—
Other Adjustments to Beginning Balance (see Schedule H)	46.4	15.9	(5.7)

Reserve Balance January 1 (a)	6,733.0	6,100.1	4,687.0
Paid on Prior Year Claims	(437.4)	(395.9)	(356.0)
Interest Earned on Reserves	108.3	102.1	78.7
Incurred on Prior Year Claims	8.7	45.6	49.8
Reserve Charges Incurred for Settlement Agreements	—	68.4	—

Reserve Balance March 31	$6,412.6	$5,920.3	$4,459.5

Reserve Balance March 31	$6,412.6	$5,920.3	$4,459.5
Paid on Prior Year Claims	(398.4)	(348.3)	(298.7)
Interest Earned on Reserves	104.5	99.3	74.6
Incurred on Prior Year Claims	2.1	51.4	1.0
Reserve Charges Incurred for Settlement Agreements	77.3	—	—

Reserve Balance June 30	$6,198.1	$5,722.7	$4,236.4

Reserve Balance June 30	$6,198.1	$5,722.7	$4,236.4
Paid on Prior Year Claims	(355.9)	(350.6)	(261.5)
Interest Earned on Reserves	94.6	97.6	71.5
Incurred on Prior Year Claims	(18.3)	(11.9)	(17.1)
Reserve Charges Incurred for Settlement Agreements	—	246.0	13.7

Reserve Balance September 30	$5,918.5	$5,703.8	$4,043.0

Reserve Balance September 30	$5,918.5	$5,703.8	$4,043.0
Paid on Prior Year Claims	(296.2)	(314.5)	(229.8)
Interest Earned on Reserves	89.5	94.5	68.9
Incurred on Prior Year Claims	4.9	2.7	0.3

Reserve Balance December 31 on Prior Year Claims	5,716.7	5,486.5	3,882.4
Reserve Balance December 31 on Current Year Claims	1,187.9	1,200.1	1,310.4

Reserve Balance December 31 on Total Claims Incurred (b)	$6,904.6	$6,686.6	$5,192.8

(a) balances to Schedule H Part 3 Line 3.2 Column 2

(b) balances to Schedule H Part 2 Line C.1 Column 2

15.3

Reconciliation to Unum Life Insurance Company of America - Statutory Basis

Schedule H Part 3 for Group Accident and Health

	2007	2006	2005
Paid on Prior Year Existing Claims - Full Year	$1,487.9	$1,409.2	$1,146.0
(balances to Schedule H Part 3 Line 1.1 Column 2)

Incurred on Prior Year Claims - Full Year	$74.7	$402.1	$47.7
Interest Earned on Reserves - Full Year	396.9	393.5	293.7

Incurred on Prior Year Claims - Full Year, Excluding Interest Earned	$471.6	$795.6	$341.4

(balances to Schedule H Part 3 Line 3.3 Column 2)

Note:	Group A&H for Unum Life Insurance Company of America includes group long- and short-term disability, group accidental death & dismemberment, and group voluntary disability, cancer, and critical illness products reported in our Unum US segment as well as the reinsurance pools reported in our Other segment.

15.4

Notes to Statistical Supplement

Non-GAAP Financial Measures

We analyze our Company’s performance using non-GAAP financial measures which exclude certain items and the related tax thereon from net income. We believe operating income or loss excluding realized investment gains and losses, which are recurring, is a better performance measure and a better indicator of the profitability and underlying trends in our business. Realized investment gains and losses are dependent on market conditions and general economic events and are not necessarily related to decisions regarding our Company’s underlying business. We also believe that the exclusion of certain other items specified and presented in the reconciliations on the segment financial results pages throughout this supplement enhances the understanding and comparability of our Company’s performance and the underlying fundamentals in our operations, but this exclusion is not an indication that similar items may not recur.

2007 Significant Transactions and Events

Revised Claim Reassessment Reserve Estimate

In the second quarter of 2007, we increased our provision for the estimated cost of the claim reassessment process $53.0 million before tax and $34.5 million after tax based on changes in our emerging experience for the number of decisions being overturned and the average cost per reassessed claim. The claim reassessment process was implemented as a result of the settlement agreements we entered into with various state insurance regulators in 2004 and 2005.

The revised second quarter estimate was based on the cost of approximately 99 percent of the potential inventory of claim reassessment information forms returned to us, with our claim reassessment on approximately 88 percent of the forms completed at that time. At the time of our second quarter of 2007 revision, we had not yet finalized our claim reassessment on the remaining forms but had performed a financial review and included that information in our analysis of emerging experience. Additional information regarding the second quarter revision to our estimate is as follows:

1.	For the second quarter of 2007, the overturn rate averaged 48 percent and was 45 percent for the first six months of 2007.

2.	The average overturn rate was 40 percent at June 2007 from inception to date, compared to 37 percent at December 2006.

3.	The average incurred cost per reassessed claim during the first six months of 2007 was above the assumption we used for our third quarter 2006 revision.

4.	Our assumption concerning the total number of claims projected to be reassessed remained at approximately 23,000, with slightly more claims for group long-term disability and fewer for individual disability.

5.	We increased our previous estimate for benefit costs for claims reopened for our Unum US group long-term disability

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product line $76.5 million. The revision related to the increase during the second quarter of 2007 in the overturn rate and the average cost, as well as a slightly higher number of claims.

6.	We decreased our previous estimate for benefit costs for claims reopened for our Individual Disability – Closed Block (previously referred to as Individual Income Protection – Closed Block) segment $10.7 million. Although the experience relative to our assumptions for the overturn rate was slightly higher, experience indicated that the total number of claims for this segment would be less than our previous assumptions.

7.	We decreased our previous estimate for the additional incremental direct claim reassessment operating expenses $12.8 million due to our projections for an earlier completion of the reassessment process. We released $10.3 million for Unum US group long-term disability and $2.5 million for our Individual Disability – Closed Block segment.

8.	These second quarter of 2007 adjustments to our claim reassessment costs decreased before-tax operating earnings for our Unum US group disability line of business $66.2 million and increased before-tax operating earnings for our Individual Disability – Closed Block segment $13.2 million.

Disposition

During the first quarter of 2007, we closed the sale of our wholly-owned subsidiary GENEX Services, Inc. (GENEX). Financial results for GENEX are reported as discontinued operations. The after-tax gain recognized on the sale was $6.2 million.

Financing

The scheduled remarketing of the senior note element of the adjustable conversion-rate equity security units (units) issued in May 2004 occurred in February 2007, as stipulated by the terms of the original offering, and we reset the interest rate on $300.0 million of senior notes due May 15, 2009 to 5.859%. We purchased $150.0 million of the senior notes in the remarketing which were subsequently retired. The associated write-off of deferred debt costs decreased first quarter of 2007 income by $2.4 million before tax, or $1.6 million after tax. In May 2007, we settled the purchase contract element of the units by issuing 17.7 million shares of common stock. We received proceeds of approximately $300.0 million from the transaction.

During the second quarter of 2007, we purchased $34.5 million aggregate principal amount of our outstanding 6.85% notes due 2015. The costs associated with this debt reduction decreased our second quarter 2007 income approximately $0.8 million before tax, or $0.6 million after tax.

In the fourth quarter of 2007, we purchased and retired $17.5 million of our outstanding 6.75% notes scheduled to mature in 2028. Pursuant to a cash tender offer, we tendered $23.5 million aggregate principal amount of the 7.405% junior subordinated debt securities due 2038; $99.9 million aggregate principal amount of the 7.625% notes due 2011; $210.5 million aggregate principal amount of the 7.375% notes due 2032; and $66.1 million aggregate principal amount of the 6.75% notes due 2028. We also called and retired all $150.0 million principal amount of our outstanding 7.25% notes scheduled to mature in 2032. The costs associated with this debt reduction decreased our fourth quarter 2007 income approximately $55.6 million before tax, or $36.1 million after tax.

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In October 2007, Northwind Holdings, LLC issued $800.0 million of senior secured notes in a private placement. Interest on the notes is variable based upon the three month London Interbank Offered Rate (LIBOR) plus a margin. None of Unum Group or any other affiliate of Northwind Holdings, LLC is an obligor or guarantor on the notes.

During 2007, we made principal payments of $17.5 million on our senior secured notes due 2036 which were issued by Tailwind Holdings, LLC.

Accounting Principle Changes

Effective January 1, 2007, we adopted Statement of Position 05-1 (SOP 05-1), Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection With Modifications or Exchanges of Insurance Contracts. SOP 05-1 provides guidance on accounting by insurance enterprises for deferred acquisition costs on internal replacements of insurance and investment contracts other than those specifically described in Statement of Financial Accounting Standards No. 97, Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments. The cumulative effect of applying the provisions of SOP 05-1 decreased our 2007 opening balance of retained earnings $445.2 million.

Effective January 1, 2007, we adopted FASB Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes, an interpretation of Statement of Financial Accounting Standards No. 109 (SFAS 109). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS 109. Additionally, FIN 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The cumulative effect of applying the provisions of FIN 48 increased our 2007 opening balance of retained earnings $22.7 million.

2006 Significant Transactions and Events

Revised Claim Reassessment Reserve Estimate

In the first quarter of 2006, we completed an analysis of our assumptions related to the reserves we established for the claim reassessment process. Our analysis was based on preliminary data as of the end of the first quarter of 2006, when actual results to date were considered credible enough to enable us to update our initial expectations of costs related to the reassessment process. We concluded that a change in our initial assumptions, primarily related to the number of claimants for whom payments will continue because the claimant remains eligible for disability payments, was warranted. We based our conclusion and our revised estimate on the information that existed at that time, which was the actual cost related to approximately 20 percent of the projected ultimate total number of claims expected to be reassessed. The characteristics, profile, and cost of those initial 20 percent of claims were more statistically credible than the information on which we based the initial charges in 2004 and 2005. Based on our analysis, in the first quarter of 2006 we recorded a charge of $86.0 million before tax, or $55.9 million after tax, to reflect our then current estimate of future obligations for benefit costs for claims reopened in the reassessment. The first quarter charge decreased before-tax operating results for our Unum US group disability line of business $72.8 million and our Individual Disability – Closed Block segment $13.2 million.

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In the third quarter of 2006 we increased our provision for the cost of the reassessment process $325.4 million before tax and $211.5 million after tax based on changes in our emerging experience for the number of decisions being overturned by the reassessment process and the average cost per reassessed claim. The revised third quarter estimate was based on the cost of approximately 55 percent of the projected ultimate total number of claims expected to be reassessed. The third quarter charge was comprised of $310.4 million to reflect our revised estimate of future obligations for benefit costs for claims reopened in the reassessment and $15.0 million for additional incremental direct claim reassessment operating expenses because of the additional time then estimated to complete the process. Our best estimate of $310.4 million for the reopened claims assumed that the nature and characteristics of the approximately 45 percent remaining claims estimated to be reassessed at that time would be similar to the average profile of the 55 percent already reviewed at that time. The third quarter charge decreased before-tax operating results for our Unum US group disability line of business $291.4 million and our Individual Disability – Closed Block segment $34.0 million.

Broker Compensation Settlement

In June 2004, we received a subpoena from the Office of the New York Attorney General (NYAG) requesting documents and information relating to compensation arrangements between insurance brokers or intermediaries and our subsidiaries. In November 2006, we entered into a settlement agreement with the NYAG in the form of an assurance of discontinuance that provided for a national restitution fund of $15.5 million, a fine of $1.9 million, and certain other expenses approximating $1.1 million.

Income Tax

In the fourth quarter of 2006, we recorded income of $2.6 million before tax and approximately $3.9 million after tax attributable to the receipt of interest and tax refunds on prior year tax items in excess of what was previously provided. Additionally, in the fourth quarter of 2006 we recognized an income tax benefit of approximately $91.9 million as the result of the reversal of tax liabilities related primarily to group relief benefits recognized from the use of net operating losses in a foreign jurisdiction in which our businesses operate.

Financing

In the second quarter of 2006, pursuant to a cash tender offer, we purchased $50.0 million of our outstanding 7.405% junior subordinated debt securities due 2038 and $250.0 million aggregate principal amount of our outstanding 7.625% notes due 2011. The cost of the cash tender offer decreased second quarter 2006 income by $17.8 million before tax, or $11.6 million after tax. In the fourth quarter of 2006, we purchased $32.0 million of our outstanding 6.850% notes due 2015 on the open market. The cost of the debt purchase decreased fourth quarter 2006 income by $2.7 million before tax, or $1.9 million after tax.

The scheduled remarketing of the senior note element of the units issued in May 2003 occurred in February 2006, as stipulated by the terms of the original offering, and we reset the interest rate on $575.0 million of senior notes due May 15, 2008 to 5.997%. We purchased $400.0 million of the senior notes in the remarketing which were subsequently retired. The associated write-off of deferred debt costs decreased first quarter of 2006 income by $5.3 million before tax, or $3.4 million after tax. In

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May 2006, we settled the purchase contract element of the units by issuing 43.3 million shares of common stock. We received proceeds of approximately $575.0 million from the transaction.

In November 2006, Tailwind Holdings, LLC issued $130.0 million of senior, secured notes in a private placement. Interest on the notes is variable based upon LIBOR plus a margin. None of Unum Group or any other affiliate of Tailwind Holdings, LLC is an obligor or guarantor on the notes.

Accounting Principle Changes

Effective January 1, 2006, we adopted Statement of Financial Accounting Standards No. 123 (revised 2004) (SFAS 123(R)), Share-Based Payment. SFAS 123(R) focuses primarily on accounting for transactions in which an entity obtains employee service in exchange for share-based payments. The adoption of SFAS 123(R) did not have a material effect on our financial position or results of operations.

Effective December 31, 2006, we adopted the provisions of Statement of Financial Accounting Standards No. 158 (SFAS 158), Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans. SFAS 158 requires an employer to recognize the overfunded or underfunded status of a defined benefit pension and other postretirement plans as an asset or liability in its balance sheet and to recognize changes in that funded status through comprehensive income. Also, under SFAS 158, defined benefit pension and other postretirement plan assets and obligations are to be measured as of the date of the employer’s fiscal year-end. The adoption of SFAS 158, which resulted in an $84.1 million decrease in accumulated other comprehensive income in stockholders’ equity, had no effect on our results of operations.

2005 Significant Transactions and Events

California Settlement Agreement and Amendment of the Multistate Market Conduct Examination Settlement Agreements

In the third quarter of 2005, certain of our U.S. insurance subsidiaries entered into a settlement agreement with the California Department of Insurance (DOI), in connection with a market conduct examination and investigation of the subsidiaries’ disability claims handling practices. The California DOI had chosen not to join the 2004 multistate settlement agreements our insurance subsidiaries entered into with state insurance regulators of 48 states upon conclusion of a multistate market conduct examination that became effective on December 21, 2004. As part of the settlement with the California DOI, we paid a civil penalty of $8.0 million and agreed to change certain practices and policy provisions related to our California business. The settlement also incorporated claims handling practices previously covered by the multistate settlement agreements and included certain additional claim handling changes.

Based on the settlement agreement and related matters, in the third quarter of 2005 we recorded a charge of $75.0 million before tax, or $51.6 million after tax, comprised of four elements: $14.3 million of incremental direct operating expenses to conduct the reassessment process; $37.3 million for benefit costs and reserves from claims reopened from the reassessment; $15.4 million for additional benefit costs and reserves for claims already incurred and currently in inventory that are

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anticipated as a result of the claim process changes being implemented; and the $8.0 million civil penalty. The charge decreased before-tax operating results for the Unum US segment group disability line of business and supplemental and voluntary lines of business $37.4 million and $3.3 million, respectively, and the Individual Disability – Closed Block segment $34.3 million.

Income Tax

In the third quarter of 2005, we recognized an income tax benefit of approximately $10.8 million related to the finalization of income tax reviews of our U.K. subsidiaries.

In April 2005, the Internal Revenue Service (IRS) completed its examination of tax years 1999 through 2001 and issued its revenue agent’s report (RAR). Income tax liabilities of approximately $32.0 million that related primarily to interest on the timing of expense deductions were released in the first quarter of 2005, all of which was reflected as a reduction to income tax expense.

Disposition

During the third quarter of 2005, our wholly-owned subsidiary, Unum Limited, completed the sale of its Netherlands branch. The gain on the sale was approximately $5.7 million before tax and $4.0 million after tax.

Financing

During 2005, we repaid $227.0 million of maturing debt. In November 2005, we completed a long-term debt offering, issuing $400.0 million of 6.85% senior notes due 2015.

Closed Block Reinsurance Recapture

During the third quarter of 2005, we recaptured a closed block of individual disability business. The recaptured business included approximately $1.6 billion in invested assets and $185.0 million of annual premium. The effective date of the recapture was August 8, 2005. The underlying operating results of the reinsurance contract, prior to recapture, were reflected in other income. The recapture therefore did not have a material impact on operating income for our Individual Disability – Closed Block segment.

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